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                                  EXHIBIT 99.4

                          AGREEMENT AND PLAN OF MERGER



                                      AMONG


                              VORNADO REALTY TRUST

                              ATLANTA PARENT, INC.

                         ATLANTA STORAGE ACQUISITION CO.

                                       AND

                               URS LOGISTICS, INC.








                         Dated as of September 26, 1997



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                                TABLE OF CONTENTS


                                                                    Page

ARTICLE I

      DEFINITIONS......................................................1

ARTICLE II

      THE MERGER.......................................................8
      2.1  The Merger..................................................8
      2.2  Certificate of Incorporation................................9
      2.3  By-Laws.....................................................9
      2.4  Directors and Officers......................................9
      2.5  Effective Time..............................................9

ARTICLE III

      DETERMINATION OF WORKING CAPITAL;
      CONVERSION OF SHARES............................................10
      3.1  Working Capital Adjustment.................................10
      3.2  URS Common Stock...........................................12
      3.3  Warrants...................................................13
      3.4  Dissenting Shares..........................................13
      3.5  Acquisition Co. Common Stock...............................14
      3.6  Exchange of Shares and Warrants............................14

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF URS...........................18
      4.1  Organization, etc..........................................18
      4.2  Authorization and Binding Obligation.......................19
      4.3  Capitalization.............................................20
      4.4  Consents and Approvals; No Conflicts.......................21
      4.5  Financial Statements.......................................22
      4.6  Undisclosed Liabilities....................................22


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      4.7  Governmental Approvals and Authorizations..................23
      4.8  Compliance with Laws.......................................23
      4.9      Absence of Certain Payments............................23
      4.10  Real Property.............................................24
      4.11  Personal Property.........................................25
      4.12  Intellectual Property.....................................26
      4.13  Absence of Conflicts of Interest..........................27
      4.14  Contracts.................................................27
      4.15  Labor Matters.............................................27
      4.16  Employee Benefit Plans....................................28
      4.17  Actions Pending...........................................30
      4.18  Affiliate Transactions....................................31
      4.19  Absence of Certain Changes................................31
      4.20  Insurance.................................................31
      4.21  Taxes.....................................................31
      4.22  Environmental Matters.....................................33
      4.23  Brokers, Finders, etc.....................................34

ARTICLE V

      REPRESENTATIONS AND WARRANTIES
      OF VORNADO, THE PARENT AND ACQUISITION CO.......................35
      5.1  Organization and Standing..................................35
      5.2  Authorization and Binding Obligation.......................35
      5.3  Consents and Approvals; No Conflicts.......................36
      5.4  Litigation.................................................37
      5.5  Finders and Investment Bankers.............................37
      5.6  Financing..................................................37

ARTICLE VI

      COVENANTS.......................................................37
      6.1  Conduct of Business........................................37
      6.2  Third-Party Consents.......................................41
      6.3  Compliance with GCL; Filings...............................41
      6.4  Additional Agreements......................................41
      6.5  Acquisition Proposals......................................42
      6.6  Public Announcements.......................................43
      6.7  Consent of the Parent......................................43


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      6.8  Transfer Taxes.............................................43
      6.9  Treatment of Books and Records.............................43
      6.10  Indemnification of Officers and Directors.................44
      6.11  Access....................................................44
      6.12  Repayment of Indebtedness.................................45
      6.13  Post-Closing True-Up......................................45
      6.14  Management Bonus Amount Arrangements......................45

ARTICLE VII

      CLOSING CONDITIONS..............................................46
      7.1  Conditions Precedent to the Obligations of
      All Parties.....................................................46
      7.2  Additional Conditions to the Obligation of
      URS.............................................................46
      7.3  Conditions Precedent to Obligations of the
      Parent and Acquisition Co.......................................47

ARTICLE VIII

      CLOSING.........................................................49
      8.1  Time and Place.............................................49
      8.2  Filings at the Closing; Other Actions......................49

ARTICLE IX

      NON-SURVIVAL OF REPRESENTATIONS,
      WARRANTIES AND COVENANTS........................................49

ARTICLE X

      TERMINATION RIGHTS..............................................50
      10.1  Termination...............................................50
      10.2  Procedure and Effect of Termination.......................51

ARTICLE XI

      OTHER PROVISIONS................................................51
      11.1  Amendment and Modification................................51


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      11.2  Benefit and Assignment....................................51
      11.3  No Third-Party Beneficiaries..............................52
      11.4  Entire Agreement..........................................52
      11.5  Expenses..................................................52
      11.6  Headings..................................................53
      11.7  Choice of Law.............................................53
      11.8  Notices...................................................53
      11.9  Counterparts..............................................55


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SCHEDULES


Schedule 1.31                 Knowledge
Schedule 1.34(a) and (b)      Management Bonus Amount
Schedule 1.58                 Warrants
Schedule 2.4                  Officers of Surviving Corporation
Schedule 4.1(a)               URS Qualification
Schedule 4.1(b)               URS Subsidiaries;  Qualification
Schedule 4.1(c)               Third Party Interests
Schedule 4.3                  Capitalization
Schedule 4.4                  Consents and Approvals; No
                              Conflicts
Schedule 4.5                  Financial Statements
Schedule 4.6                  Undisclosed Liabilities
Schedule 4.7                  Governmental Approvals and
                              Authorization
Schedule 4.8                  Compliance with Laws
Schedule 4.10                 Real Property
Schedule 4.12                 Intellectual Property
Schedule 4.12(b)              Certain Third Party Interests
Schedule 4.13                 Conflicts of Interest
Schedule 4.14                 Contracts
Schedule 4.15                 Labor Matters
Schedule 4.16                 Plans
Schedule 4.16(f)              Retiree Health and Life Benefit
                              Obligations
Schedule 4.16(g)              Conflicts with Employment
                              Arrangements
Schedule 4.17                 Litigation
Schedule 4.18                 Affiliate Transactions
Schedule 4.19                 Adverse Changes
Schedule 4.20                 Insurance
Schedule 4.21                 Taxes
Schedule 4.22                 Environmental Matters
Schedule 4.23                 URS Finders
Schedule 5.5                  Vornado Finders
Schedule 6.1                  Conduct of Business
Schedule 6.1(h)               Post-Signing Bonus Arrangements


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EXHIBITS


Exhibit 7.3(e)          Form of Waiver Letter


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                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated as of September 26, 1997 (the "Agreement"), among Vornado Realty Trust, a Maryland real estate investment trust ("Vornado"), ATLANTA PARENT, INC. a Delaware corporation (the "Parent"), ATLANTA STORAGE ACQUISITION CO., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Co."), and URS LOGISTICS, INC., a Delaware corporation ("URS").


                                    ARTICLE I

                                   DEFINITIONS

            Unless otherwise stated, the following terms when used herein have the meanings assigned to them below.

            1.1 "Acquisition Co." has the meaning set forth in the preamble to this Agreement.

            1.2 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            1.3 "Aggregate Exercise Proceeds" means the aggregate Exercise Price payable upon exercise of all of the Warrants with an Exercise Price of less than the Per Share Price.

            1.4 "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (ii) orders, decisions, rulings, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.


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            1.5 "Board" has the meaning set forth in Section 4.2(b) hereof.

            1.6 "BT Credit Agreement" means the Credit Agreement, dated as of June 2, 1995, among URS, Bankers Trust Company, as agent, and the various lending institutions party thereto, as amended and restated as of June 27, 1997.

            1.7 "Business Day," whether or not initially capitalized, means every day of the week excluding Saturdays, Sundays and federal holidays.

            1.8 "Certificate" has the meaning set forth in Section 3.6(a) hereof.

            1.9 "Certificate of Merger" has the meaning set forth in Section 2.5 hereof.

            1.10 "Closing" has the meaning set forth in Section 8.1.

            1.11 "Closing Date" means the date on which the Closing occurs.

            1.12 "Closing Statement" has the meaning set forth in Section 3.1.

            1.13 "Code" means the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any Governmental Authority.

            1.14 "Contracts" has the meaning set forth in Section 4.14 hereof.

            1.15 "Debt Payoff Amount" means the aggregate amount that would be required to repay in full as of the Effective Time all indebtedness under each of the MetLife Loan Agreement and the BT Credit Agreement, together with any interest due and unpaid thereon and 74% of the amount


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(representing the after-tax cost to URS) of any redemption, repayment or prepayment fees, surcharges, premiums or penalties associated therewith, as agreed in good faith between Vornado and URS based on letters furnished to URS by The Metropolitan Life Insurance Company and Bankers Trust Company as of or shortly before the Closing Date.

            1.16 "Dissenting Shares" has the meaning set forth in Section 3.4 hereof.

            1.17 "Effective Time" has the meaning set forth in Section 2.5 hereof.

            1.18 "Environmental Laws" means all Applicable Laws relating to the protection of human health, safety or the environment.

            1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations and rulings issued thereunder by any Governmental Authority.

            1.20 "Exercise Price" means, with respect to any Warrant, the price at which the holder of such Warrant is entitled to purchase one share of URS Common Stock upon exercise of such Warrant.

            1.21 "Filings" has the meaning set forth in Section 6.3(b) hereof.

            1.22 "Financial Statements" has the meaning set forth in Section 4.5 hereof.

            1.23 "GAAP" means United States generally accepted accounting principles.

            1.24 "GCL" means the General Corporation Law of the State of
Delaware.


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            1.25 "Governmental Approvals" has the meaning set forth in Section
4.7 hereof.

            1.26 "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case to the extent the same has jurisdiction over the Person or property in question.

            1.27 "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations adopted thereunder.

            1.28 "IRS" means the Internal Revenue Service of the United States.

            1.29 "Kelso" means Kelso & Company.

            1.30 "Kelso Fee" means 74% of the payment (representing the after-tax cost to URS) to be made to Kelso at the Effective Time, as provided for in Section 7.2(e) hereof.

            1.31 "Knowledge" means, with respect to URS or any URS Subsidiary, the actual knowledge of any of the officers set forth on Schedule 1.31 hereto.

            1.32 "Leased Property" has the meaning set forth in Section 4.10 hereto.

            1.33 "Liens" means all debts, liens, security interests, mortgages, pledges, judgments, trusts, adverse claims, liabilities, encumbrances, material rights of way, charges which are liens and other impairments of title of any kind other than Permitted Liens.

            1.34 "Management Bonus Amount" means 74% of the payments (representing the after-tax cost to URS) to be made


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at or after the Effective Time to the individuals, and in the aggregate amount set forth on Schedule 1.34 hereto.

            1.35 "Material Adverse Effect" means a material adverse effect on the business, assets, properties, liabilities or financial condition of URS and the URS Subsidiaries, taken as a whole or on the ability of URS timely to consummate the transactions contemplated hereby.

            1.36 "Merger" has the meaning set forth in Section 2.1 hereof.

            1.37 "Merger Consideration" means the difference of (x) the sum of $365,000,000 plus or minus, as the case may be, the Working Capital Adjustment, as determined pursuant to Section 3.1 minus (y) the sum of (A) the Debt Payoff Amount, plus (B) the Management Bonus Amount, plus (C) the Kelso Fee.

            1.38 "MetLife Loan Agreement" means the Loan Agreement, dated as of December 23, 1988, by and between Metropolitan Life Insurance Company and United Refrigerated Services, Inc., as amended by a First Amendment to Loan Agreement dated as of January 16, 1990, a Second Amendment to Loan Agreement dated as of October 25, 1990, a Third Amendment to Loan Agreement dated as of May 1, 1991, a Fourth Amendment to Loan Agreement dated as of April 5, 1993, a Fifth Amendment to Loan Agreement dated as of November 10, 1994 and a Sixth Amendment to Loan Agreement dated as of April 16, 1997.

            1.39 "Outstanding URS Shares" means the shares of URS Common Stock issued and outstanding immediately prior to the Effective Time, assuming the exercise of all of the Warrants with an Exercise Price of less than the Per Share Price and the issuance of all of the shares of URS Common Stock issuable in respect thereof.

            1.40 "Owned Property" has the meaning set forth in Section 4.10 hereof.


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            1.41 "Parent" has the meaning set forth in the preamble to this
Agreement.

            1.42 "Per Share Price" means the sum of (i) the Merger Consideration plus (ii) the Aggregate Exercise Proceeds divided by the total number of Outstanding URS Shares.

            1.43 "Permitted Liens" has the meaning set forth in Section 4.10 hereof.

            1.44 "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority or any other government or political subdivision or an agency or instrumentality thereof.

            1.45 "Plans" has the meaning set forth in Section 4.16 hereof.

            1.46 "Real Property" has the meaning set forth in Section 4.10 hereof.

            1.47 "Real Estate Laws" means any applicable building, zoning, subdivision and other land use and similar laws, codes, ordinances, rules, regulations and orders of Governmental Authorities.

            1.48 "Returns" has the meaning set forth in Section 4.21 hereof.

            1.49 "Surviving Corporation" has the meaning set forth in Section
2.1 hereof.

            1.50 "Surviving Corporation Common Stock" has the meaning set forth in Section 3.5 hereof.

            1.51 "Tax" has the meaning set forth in Section 4.21 hereof.


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            1.52 "Transfer Taxes" means all sales (including, without
limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees imposed by any Governmental Authority in connection with a merger.

            1.53 "URS" has the meaning set forth in the preamble to this Agreement.

            1.54 "URS Common Stock" means the common stock, par value $.10 per share, of URS.

            1.55 [Intentionally Omitted]

            1.56 "URS Subsidiary" means any corporation, partnership, limited liability company, joint venture or other entity of which URS owns, directly or indirectly, at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power or otherwise has the right or power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company, joint venture or other entity.

            1.57 "Vornado" has the meaning set forth in the preamble to this Agreement.

            1.58 "Warrants" means the warrants to purchase URS Common Stock issued pursuant to the Warrant Agreements listed on Schedule 1.58 hereto.

            1.59 "Working Capital" shall mean, as of any date of determination, the excess, determined on a basis consistent with the preparation of the August 31 balance sheet included in the Financial Statements, of (a) the sum of (i) the aggregate current assets, including cash and cash equivalents, short-term investments, prepaid expenses, current deferred tax assets and other current assets, of URS and the URS Subsidiaries on a consolidated basis as of such


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date, plus (ii) all cash expended by URS or any URS Subsidiary on or prior to such date in respect of (A) the amounts referred to in Section 7.2(e)(i) hereof,
(B) the fee to Kelso referred to in Section 7.2(e)(ii) hereof or (C) any expense of a type referred to in Section 11.5 hereof (the items referred to in clause
(A), (B) and (C) are collectively, the "Excluded Liabilities"), over (b) the current liabilities, including accounts payable, current income taxes payable and accrued expenses and any other current liabilities, of URS and the URS Subsidiaries on a consolidated basis as of such date, other than any such liability in respect of any Excluded Liability or any liability for any current portion of any indebtedness under the MetLife Loan Agreement or the BT Credit Agreement.

            1.60 "Working Capital Adjustment" shall mean the difference (which may be a positive or a negative number) between (x) $12,147,000 (i.e., Working Capital as of August 31, 1997) and (y) Working Capital, as determined pursuant to Section 3.1.


                                   ARTICLE II

                                   THE MERGER

            2.1 The Merger. In accordance with the provisions of this Agreement and the GCL, at the Effective Time (i) Acquisition Co. shall be merged with and into URS (the "Merger"), and URS shall be the surviving corporation of the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware; (ii) the name, identity, existence, rights, privileges, powers, franchises, properties and assets of URS shall continue unaffected and unimpaired; and (iii) the separate existence of Acquisition Co. shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Acquisition Co. shall be vested in URS. The name of the surviving corporation shall be "URS Logistics, Inc."


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            2.2 Certificate of Incorporation. The Restated Certificate of
Incorporation of URS in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by law, except that Article FOURTH thereof shall be amended and restated in its entirety as follows:

            "The total number of shares of stock which the Company shall have authority to issue is 1,000 shares of Common Stock, par value $0.001 per share."

            2.3 By-Laws. The By-Laws of URS in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein.

            2.4 Directors and Officers. The directors of Acquisition Co. immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until his or her successor is appointed and qualified or until his or her earlier death, resignation or removal. The individuals set forth on Schedule 2.4 shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until his or her successor is appointed and qualified or until his or her earlier death, resignation or removal.

            2.5 Effective Time. The Merger shall become effective simultaneously with the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the GCL (the "Certificate of Merger"). The Certificate of Merger shall be filed simultaneously with the Closing. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time".


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                                   ARTICLE III

                        DETERMINATION OF WORKING CAPITAL;
                              CONVERSION OF SHARES

            3.1 Working Capital Adjustment. (a) If Working Capital as of immediately prior to the Effective Time is less than $12,147,000 (i.e., Working Capital as of August 31, 1997), the Merger Consideration shall be reduced by the amount by which Working Capital as of immediately prior to the Effective Time is less than such amount (the "Working Capital Reduction"). If Working Capital as of the Effective Time is greater than $12,147,000, the Merger Consideration shall be increased by the amount by which Working Capital as of the Effective Time is greater than such amount (the "Working Capital Addition"). The dollar value of the Working Capital Reduction or Working Capital Addition, as the case may be, is referred to as the "Working Capital Adjustment".

            (b) Not later than 10 days nor earlier than 30 days prior to the Closing, URS shall prepare in good faith, on a basis consistent with the August 31, 1997 balance sheet included in the Financial Statements, and shall deliver to Vornado, an estimate (the "Working Capital Estimate") of the Working Capital Adjustment as of immediately prior to the then anticipated Effective Time, a statement as to whether the Working Capital Adjustment is estimated to be a Working Capital Reduction or a Working Capital Addition, and such other supporting information and documentation as Vornado may reasonably request with respect thereto. On the Closing Date, the Parent shall deposit into an escrow account (the "Escrow Account") maintained by Citibank, N.A., as escrow agent pursuant to an escrow agreement containing such terms as the parties shall negotiate in good faith (the "Escrow Agreement"), an amount of cash (such cash, the "Escrowed Funds") equivalent to (i) two, multiplied by (ii) the dollar value of the Working Capital Estimate (without regard to


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whether the Working Capital Estimate reflects a Working Capital Reduction or
Working Capital Addition); provided that the Escrowed Funds shall not be less than $3.5 million.

            (c) As soon as practicable following the Effective Time, but in no event later than 15 days following the Effective Time, Vornado shall prepare in good faith, on a basis consistent with URS' August 31, 1997 balance sheet, and deliver to Kelso, as representative of the former holders of URS Common Stock, a calculation (the "Working Capital Calculation") of the Working Capital Adjustment as of the Effective Time, together with such supporting information and documentation as Kelso may reasonably request with respect thereto.

            (d) During the 15-day period following Kelso's receipt of the Working Capital Calculation, the Surviving Corporation shall provide Kelso reasonable access, during normal business hours, and upon reasonable notice, to URS' accounting and financial records and Vornado's working papers relating to the Working Capital Adjustment; provided that such access does not unreasonably disrupt the normal operations of URS. The Working Capital Calculation shall become final and binding upon the parties, and the Working Capital Adjustment shall be conclusively determined for purposes of this Agreement at the conclusion of such 15-day period, or earlier if Kelso accepts in writing the Working Capital Calculation, unless Kelso gives written notice of its disagreement with the Working Capital Calculation (a "Notice of Disagreement") to Vornado prior to the end of such period. Any notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) include only disagreements based on (x) mathematical errors or (y) the Working Capital Calculation not being calculated in accordance with this Agreement. If a Notice of Disagreement is received by Vornado in a timely manner, then the Working Capital Calculation shall become final and binding upon the parties and the holders of URS Common Stock, and the Working Capital Adjustment shall be conclusively determined for purposes of


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this Agreement, on the earlier of (i) the date Vornado and Kelso resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, or (ii) the date any disputed matters are finally resolved in writing by the Arbitrating Auditor (as defined below).

            (e) During the 15-day period following the delivery of a Notice of Disagreement, Vornado and Kelso shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement and URS shall provide Kelso with reasonable access, during normal business hours, and upon reasonable notice, to URS' accounting and financial records and Vornado's working papers relating to the Working Capital Calculation; provided that such access does not unreasonably disrupt the normal operations of URS. At the end of such 15-day period, Vornado and Kelso shall submit to the final and unappealable decision of such New York City office of a "Big Six" auditing firm that is independent with respect to Kelso, URS and Vornado as shall be selected by mutual agreement of Vornado and Kelso (such independent auditor, the "Arbitrating Auditor") for review and resolution of any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. Vornado and Kelso agree to use reasonable efforts to cause the Arbitrating Auditor to render a decision resolving the matters submitted to it within 15 days following submission of the matter thereto.

            3.2 URS Common Stock. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of URS Common Stock (except for (i) any shares of URS Common Stock then owned beneficially or of record by the Parent or Acquisition Co. or any other subsidiary of the Parent, (ii) shares of URS Common Stock then held in the treasury of URS or by any URS Subsidiary, and (iii) Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash from the Parent in


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an amount equal to the Per Share Price, as determined pursuant to Section 1.42.

            (b) Each share of URS Common Stock which is then owned beneficially or of record by the Parent or Acquisition Co. or any other direct or indirect subsidiary of the Parent shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

            (c) Each share of URS Common Stock held in URS's treasury or by any URS Subsidiary immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

            (d) The holders of shares of URS Common Stock shall, as of the Effective Time, cease to have any rights as stockholders of URS, except such rights, if any, as they may have pursuant to Section 262 of the GCL, or alternatively, the right to receive their pro rata share of the Merger Consideration, as determined and paid in the manner set forth in this Agreement.

            3.3 Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Warrant with an Exercise Price that is less than the Per Share Price issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash from the Parent in an amount equal to the product of (i) the number of shares of URS Common Stock into which such Warrant is exercisable times (ii) the excess of the Per Share Price, as determined pursuant to Section 3.1, over the Exercise Price for such Warrant. URS shall cause each Warrant having an Exercise Price equal to or in excess of the Per Share Price to be cancelled. In this regard, URS will take all actions required under the Warrant Plan governing the Warrants.


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            3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of URS Common Stock which are held by stockholders who shall have effectively dissented from the Merger and perfected their appraisal rights in accordance with the provisions of Section 262 of the GCL (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive any Merger Consideration, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with the provisions of Section 262 of the GCL; provided, however, that if any such holder shall have failed to perfect such appraisal rights or shall have effectively withdrawn or lost such rights, his or her shares of URS Common Stock shall thereupon be converted into and exchangeable for, at the Effective Time, their pro rata share of the Merger Consideration, as determined and paid in the manner set forth in this Agreement.

            3.5 Acquisition Co. Common Stock. Each share of common stock, par value $.01 per share, of Acquisition Co. (the "Acquisition Co. Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $.10 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate theretofore representing shares of Acquisition Co. Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Acquisition Co. Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to the Parent a stock certificate or certificates representing 1,000 shares of Surviving Corporation Common Stock in exchange for the certificate or certificates which formerly represented shares of Acquisition Co. Common Stock, which shall be canceled.


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            3.6 Exchange of Shares and Warrants. (a) On and after the Closing
Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of URS Common Stock (the "Stock Certificates") shall, upon surrender to the Surviving Corporation of such Stock Certificate or Stock Certificates, be entitled to the amount of cash into which the aggregate number of shares of URS Common Stock previously represented by such Stock Certificate or Stock Certificates surrendered shall have been converted into the right to receive pursuant to this Agreement. In addition, on the Closing Date, each holder of an outstanding Warrant which prior thereto represented the right to purchase shares of URS Common Stock in accordance with the terms of the applicable Warrant Agreement (the "Warrant Certificates" and together with the Stock Certificates, the "Certificates") shall, upon surrender to the Exchange Agent of such Warrant Certificate or Warrant Certificates to the Surviving Corporation, be entitled to the amount of cash into which such Warrant Certificate or Warrant Certificates have been converted pursuant to Section 3.3 of this Agreement. All payments in respect of shares of URS Common Stock and Warrants the Certificates for which are surrendered on the Closing Date shall be made by the Parent in immediately available funds on the Closing Date, which shall be paid in respect of each share of URS Common Stock and each Warrant as follows:

              (i) Payments in respect of the portion of the Per Share Price attributable to the portion of the Merger Consideration not deposited in the Escrow Account shall be made by the Parent in immediately available funds on the Closing Date (in exchange for Stock Certificates which are surrendered on the Closing Date) or as soon as practicable following surrender of the related Certificates (in the case of Certificates surrendered following the Closing Date).

             (ii) If the Working Capital Adjustment is a Working Capital Addition, then, promptly following the final determination thereof, payments in respect of the


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
      portion of the Per Share Price attributable to any Working Capital Addition shall be disbursed from the Escrow Account to the holders of shares of URS Common Stock and to the holders of Warrants pro rata according to their holdings (calculated on a fully-diluted basis), with the remaining escrowed funds disbursed to Vornado, in each case as soon as practicable following determination of the Working Capital Adjustment in accordance with Section 3.1 and, in the case of disbursements to holders of shares or Warrants, following the surrender of the related Certificates.

            (iii) If the Working Capital Adjustment is a Working Capital Reduction, then, promptly following the determination thereof, a payment equivalent to the Working Capital Reduction shall be disbursed from the Escrow Account to Vornado, with the remaining escrowed funds disbursed from the Escrow Account to the holders of shares of URS Common Stock and to the holders of Warrants pro rata according to their holdings (calculated on a fully-diluted basis), in each case as soon as practicable following determination of the Working Capital Adjustment in accordance with Section 3.1 and, in the case of disbursements to holders of shares or Warrants, following the surrender of the related Certificates.

            All disbursements from the Escrow Account shall be made in accordance with the provisions of the Escrow Agreement. With respect to any Certificate alleged to have been lost, stolen or destroyed, the owner or owners of such Certificate, other than the URS Shareholders, shall be entitled to the consideration set forth above upon delivery to the Surviving Corporation of an affidavit of such owner or owners setting forth such allegation and an indemnity agreement to indemnify the Parent and the Surviving Corporation against any claim that may be made against either or both of them on account of the alleged loss, theft or destruction of any such Certificate or the delivery of the payment set forth above.


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
            (b) If consideration is to be delivered to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to delivery of the consideration that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such consideration shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

            (c) Until surrendered in accordance with the provisions of this
Section 3.6, from and after the Effective Time, each Certificate (other than (i) Certificates representing shares of URS Common Stock owned beneficially or of record by the Parent, Acquisition Co. or any other subsidiary of the Parent,
(ii) Certificates representing shares of URS Common Stock held in URS's treasury or by any URS Subsidiary and (iii) Dissenting Shares in respect of which appraisal rights are perfected) shall represent for all purposes the right to receive cash pursuant to Section 3.2(a) or 3.3, as applicable, as determined and paid in the manner set forth in this Agreement.

            (d) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of URS Common Stock or Warrants that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable consideration referred to in Section 3.6(c) hereof.


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
                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF URS

            URS hereby represents and warrants to Vornado, the Parent and Acquisition Co. as follows:

            4.1 Organization, etc. (a) URS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. URS is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate have a Material Adverse Effect or materially restrict the ability of URS to conduct business as presently conducted by it in such jurisdiction. Each jurisdiction where URS is so qualified is listed on Schedule 4.1(a) hereto. Except as set forth on Schedule 4.1(b) hereto, there are no URS Subsidiaries and, except as set forth on Schedule 4.1(b) hereto, URS does not own, directly or indirectly, any capital stock of or equity interests in any Person. URS has heretofore delivered or made available to the Parent accurate and complete copies of the Restated Certificate of Incorporation and By Laws of URS, as amended and in effect on the date hereof. The stock certificate books and ledgers of URS, which have been made available to the Parent - accurately reflect, at the date hereof, the ownership of the issued and outstanding capital stock of URS.

            (b) Each URS Subsidiary is listed on Schedule 4.1(b) hereto, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry out its business as now being conducted. Each


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
URS Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate have a Material Adverse Effect or materially restrict the ability of such URS Subsidiary to conduct business as presently conducted by it in such jurisdiction. Each jurisdiction where each URS Subsidiary is so qualified is listed on Schedule 4.1(b) hereto. URS has heretofore delivered to the Parent accurate and complete copies of the Certificate of Incorporation and By Laws of each URS Subsidiary, as amended and in effect on the date hereof.

            (c) Except as set forth on Schedule 4.1(c) hereto, URS owns of record and beneficially 100% of the issued and outstanding capital stock and all other equity interests in each URS Subsidiary, free and clear of any Liens.

            4.2 Authorization and Binding Obligation. (a) URS has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. URS's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of URS and this Agreement has been duly executed and delivered by URS. Except for the actions referred to in Section 4.2(b) hereof, which actions are in full force and effect, and the giving of notice in accordance with Section 228(d) of the GCL, no other corporate action or proceedings on the part of URS are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of URS, enforceable against URS in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity.


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
            (b) The URS Board of Directors (the "Board") has authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and has not withdrawn such authorization. Subsequent to the giving of such authorization, Kelso Investment Associates IV, L.P., as the beneficial and record owner of the URS Common Stock as set forth in
Schedule 4.3 hereto, has executed and not withdrawn an action by written consent in lieu of meeting of stockholders adopting this Agreement. A true and complete copy of such approvals by the Board and such consent of Kelso Investment Associates IV, L.P. has been delivered to the Parent.

            4.3 Capitalization. (a) The authorized URS Common Stock and other authorized capital stock of URS and each of the URS Subsidiaries is as set forth on Schedule 4.3 hereto. All issued and outstanding shares of URS Common Stock and other equity interests of URS and each of the URS Subsidiaries are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Schedule 4.3 hereto sets forth the name of each Person who owns beneficially or of record any shares of URS Common Stock, each Person who owns beneficially or of record any shares of capital stock and other equity interests of any URS Subsidiary and, in the case of URS and each URS Subsidiary, the number of shares owned by each such Person.

            (b) Except as set forth on Schedule 4.3 hereto, there are not now, and at the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights or other agreements or commitments of any nature whatsoever obligating URS or any of the URS Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any additional shares of URS Common Stock or other equity interest of URS or any of the URS Subsidiaries, or any securities or obligations convertible into or exchangeable for any such URS Common Stock or other equity interests, or obligating URS or any of the URS Subsidiaries to grant, extend or enter into any such agreement or commitment and no authorization therefor has


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
been given or made by URS or any URS Subsidiary. Except for the arrangements described in Schedule 4.3 hereto, there are no contractual arrangements that obligate URS or any URS Subsidiary to (i) repurchase, redeem or otherwise acquire any of its capital stock or its other equity interests or (ii) pay any Person any consideration that is calculated with reference to the consideration to be paid to the URS Stockholders under this Agreement.

            4.4 Consents and Approvals; No Conflicts. Except for applicable requirements of the HSRA and as set forth on Schedule 4.4 hereto and the approvals referred to in Section 4.2(b) hereof, the giving of notice in accordance with Section 228(d) of the GCL and the filing and recordation of the Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other third party is necessary for the consummation by URS of the transactions contemplated by this Agreement, except where the failure to make such filing or obtain such authorization, consent or approval would not individually or in the aggregate have a Material Adverse Effect. Neither the execution and delivery of this Agreement by URS nor the consummation by URS of the transactions contemplated hereby, nor compliance by URS with any of the provisions hereof, will (i) result in any violation of any provision of the Certificate of Incorporation or By Laws of URS or any URS Subsidiary, (ii) violate any Applicable Law or (iii) except as set forth on Schedule 4.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to a right of any Person to terminate, cancel or accelerate the payment or performance of any liability, obligation or commitment under any contract (including any Contract listed in Schedule 4.14 hereto) to which URS or any of the URS Subsidiaries is a party, or by which any of their respective properties are bound, except, in the case of clauses (ii) and (iii) above, where such violation, breach, default or right of termination, cancellation or acceleration would not individually or in the aggregate have a Material Adverse Effect.


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
            4.5 Financial Statements. URS has furnished the Parent with (i) a consolidated balance sheet of URS as at December 31, 1996 and consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows of URS for such year, together with the related audit report of Deloitte & Touche and (ii) an unaudited consolidated balance sheet of URS as at August 31, 1997 and a consolidated statement of operations of URS for the eight-month period ended August 31, 1997. All such financial statements are referred to herein collectively as the "Financial Statements". Other than as set forth in
Schedule 4.5 hereto, the Financial Statements (including any related schedules and/or notes) have been prepared in accordance with GAAP consistently applied throughout the periods presented, except that the unaudited financial statements are subject to year-end adjustments and do not contain footnotes. The balance sheets included in the Financial Statements fairly present, in all material respects, the financial position of URS and the URS Subsidiaries as at the date thereof, and the statements of operations, changes in stockholders' equity (deficit) and cash flows included in the Financial Statements fairly present, in all material respects, the results of the operations, changes in stockholders' equity (deficit) and cash flows, respectively, of URS and the URS Subsidiaries for the periods indicated.

            4.6 Undisclosed Liabilities. Except (i) to the extent reflected or reserved against in the August 31, 1997 balance sheet of URS included in the Financial Statements, (ii) to the extent specifically set forth on Schedule 4.6 hereto, and/or (iii) for obligations of URS arising in the ordinary course of the performance of its responsibilities under any Contracts (as defined in Section 4.14 hereof) listed on Schedule 4.14 or any agreement which is not required to be listed on Schedule 4.14 because of the limitations set forth in
Section 4.14, neither URS nor any URS Subsidiary has any liabilities or obligations of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise which individually or in the aggregate would have a Material Adverse Effect.


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
            4.7 Governmental Approvals and Authorizations. Except as set forth in Schedule 4.7 hereto, all approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations or other approvals (collectively, the "Governmental Approvals") of all Governmental Authorities which are necessary in order to permit URS and the URS Subsidiaries to carry on their respective businesses have been obtained and are in full force and effect, except where the failure to obtain such approval, permit, qualification, authorization, license, franchise, consent, order, registration or other approval, or the failure to be in full force and effect, would not individually or in the aggregate have a Material Adverse Effect. There has been no violation, cancellation, suspension or revocation of any Governmental Approval. This
Section 4.7 does not relate to environmental matters, which are the subject of
Section 4.22.

            4.8 Compliance with Laws. Except as set forth on Schedule 4.8, neither URS nor any URS Subsidiary is in conflict with or in violation or breach of or default under (a) any Applicable Law or (b) any provision of its organizational documents, and since December 31, 1996, neither URS nor any URS Subsidiary has received any written notice alleging any such conflict, violation, breach or default, except for any such violations, breaches or defaults which would not individually or in the aggregate have a Material Adverse Effect. This Section 4.8 does not relate to environmental matters, which are the subject of Section 4.22.

            4.9 Absence of Certain Payments. None of Kelso, URS, any URS Subsidiary, or any director, officer, employee or agent of, or consultant or other representative of, URS or any URS Subsidiary, or any other Person authorized to act on behalf thereof, has unlawfully offered, paid or agreed to pay, directly or indirectly, any money or anything of value to or for the benefit of any individual who is or was an official or employee or candidate for office of any Governmental Authority, or any employee or agent of any


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
customer or supplier of URS or any URS Subsidiary, except for any such offer, payment or agreement to pay which would not individually or in the aggregate have a Material Adverse Effect and would not reasonably be expected to subject URS or any URS Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

            4.10 Real Property. Schedule 4.10 hereto sets forth a complete list of (i) all real property and all interests in real property owned in fee by URS or the URS Subsidiaries (individually, an "Owned Property") and (ii) all real property and all interests in real property leased by URS or the URS Subsidiaries (individually, a "Leased Property"; together with the Owned Property, the "Real Property"). URS and the URS Subsidiaries have (i) good, marketable and insurable fee title to all Owned Property, and (ii) good and valid leasehold interests in all Leased Property, and in the case of all of the Owned Properties and those leasehold estates covered by the applicable title insurance policies and update letters or endorsements (as the case may be) set forth on Schedule 4.10 hereto, such title is free and clear of any Liens, except
(a) those created or permitted under the BT Credit Agreement or the MetLife Loan Agreement, (b) as disclosed in those certain title insurance policies and update letters or endorsements, as the case may be, set forth on Schedule 4.10 hereto, and (c) other easements, rights of way and minor and immaterial liens, charges or encumbrances that do not interfere with the use of the Real Property in the normal conduct of the business of URS and the URS Subsidiaries and that do not materially impair the value of the Real Property (collectively, the "Permitted Liens"). Complete and correct copies of each lease relating to the Leased Property described on Schedule 4.10 hereto have been furnished or made available to the Parent. The current use and operation of the Real Property does not violate in any material respect any instrument of record affecting the Real Property. Except as disclosed on Schedule 4.10 hereto, no damage or destruction has occurred and, to the Knowledge of URS, no condemnation or rezoning proceeding has been threatened or


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
commenced with respect to any of the Real Property that would individually or in the aggregate materially impair the continued use or operation of the Owned Property or the Leased Property. The Owned Property is in compliance with all Real Estate Laws, and neither URS nor any URS Subsidiary has any Knowledge of any written notice of violation or claimed violation of any Real Estate Law, in either case except where such violation or lack of compliance would not, individually or in the aggregate, materially restrict the ability of URS or any URS Subsidiary to conduct its business as presently conducted by it at any location. Except as disclosed on Schedule 4.10 hereto, neither URS nor any URS Subsidiary is obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any Real Property. Neither URS nor any URS Subsidiary is a lessor, sublessor or grantor under any lease, sublease or other instrument granting to another Person any right to the possession, lease, occupancy or enjoyment of the Real Property, other than pursuant to the agreements listed on Schedule 4.14 hereto. This
Section 4.10 does not relate to environmental matters, which are the subject of
Section 4.22.

            4.11 Personal Property. URS has previously delivered to the Parent a schedule, as of December 31, 1996, which schedule includes a complete list of each item of tangible personal property or assets owned by URS or any URS Subsidiary having a value of $5,000 or more. URS and each of the URS Subsidiaries has good and valid title to all tangible personal property and assets which it owns, including the material tangible personal property reflected in the August 31, 1997 balance sheet included in the Financial Statements as being owned by URS or such URS Subsidiary, as the case may be, except for such tangible personal property and assets disposed of in the ordinary course of business, consistent with past practice, since August 31, 1997 having a value not in excess of $250,000. URS and each of the URS Subsidiaries has a valid legal right to use all tangible personal property and assets which it does not own but uses in the conduct of its business, except


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
where the failure to have such valid legal right would not individually or in the aggregate have a Material Adverse Effect.


            4.12 Intellectual Property. (a) URS and each URS Subsidiary possesses all patents, trademarks, service marks, trade names, copyrights and licenses that are necessary for the use or ownership of its respective properties and assets, and the maintenance and operation of its respective businesses as currently conducted. Neither URS nor any URS Subsidiary uses any registered trademarks, trade names, copyrights or patents (or have applications therefor pending) in connection with their respective businesses, except for those set forth on Schedule 4.12 hereto (collectively referred to as the "Intellectual Property"). Except as set forth on Schedule 4.12 hereto, the Intellectual Property is owned by URS or a URS Subsidiary, as indicated Schedule
4.12 hereto, and are not subject to any license, royalty arrangement or dispute. To the Knowledge of URS, no registered trademark or trade name used by URS or any URS Subsidiary infringes on any trademark or trade name in any state or country in which such trademark or trade name is used by URS or such URS Subsidiary. Neither URS nor any URS Subsidiary has received written notification of infringement of any patent, copyright, trademark or trade name, or any application therefor, from any Person.

            (b) Each of URS and each URS Subsidiary possesses the right to use all of its logistics and RF software and related data bases that are necessary for the conduct of its respective operations as currently conducted. To the Knowledge of URS, no other Person has any material interest in any such software or data bases (other than any licensee or licensor thereof which is not an officer, director or Affiliate of URS or any URS Subsidiary).

            4.13 Absence of Conflicts of Interest. Except as set forth on
Schedule 4.13 hereto, none of the URS Stock-


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holders nor any officer, director or Affiliate of URS or any URS Subsidiary has any material interest in any material contract or material property (real or personal), tangible or intangible, used in the business of URS or any URS Subsidiary.

            4.14 Contracts. Schedule 4.14 hereto lists (or describes in the case of oral contracts) each contract, note, debt instrument, lease, sublease, warehouse services agreement, covenant not to compete, supply agreement, guarantee, licensing agreement, partnership agreement, joint venture agreement, employment agreement (other than employment agreements set forth on Schedule
4.16 hereto), collective bargaining agreement or other agreement or commitment of any kind, whether written or oral, to which URS or any URS Subsidiary is a party (other than agreements set forth on Schedule 4.16 hereto) or by which either of them is bound (each, a "Contract"), provided that such Schedule need not list (i) any written or oral Contract or related written Contracts under which the aggregate payments required to be made by or to URS or any URS Subsidiary over the life of the Contract or Contracts are less than $300,000,
(ii) any rate quote or (iii) any warehouse receipt. Complete copies of every written Contract listed on Schedule 4.14 hereto have been previously made available to the Parent. Each of URS and the URS Subsidiaries has performed all material obligations required to be performed by it to date under the Contracts (and every employment contract listed on Schedule 4.16 hereto), and neither URS nor any URS Subsidiary has received written (or, to the Knowledge of URS, oral) notice that it is in material default in the performance of any of its obligations under any Contract.

            4.15 Labor Matters. Except as described on Schedule 4.15 hereto, since December 31, 1996, there have been no work stoppages or labor difficulties relating to employees of URS or the URS Subsidiaries. There are no labor disputes currently subject to any unfair labor practice complaint, grievance procedure, arbitration or litigation, nor is there any default or any event which, with


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notice or the passage of time or both, would become a default, under any agreement with any labor union or association representing employees of URS or any URS Subsidiary, except for any such dispute, procedure, arbitration, litigation or default which would not individually or in the aggregate have a Material Adverse Effect. There are no strikes, picketing, work stoppages or representation petitions pending or, to URS's Knowledge, threatened with respect to any employee of URS or any URS Subsidiary.

            4.16 Employee Benefit Plans. (a) Schedule 4.16 hereto contains a true and complete list of each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, and each bonus, medical incentive or deferred compensation, severance, retention, change in control, equity incentive or other material employee benefit plan, program or policy maintained or contributed to by URS or any URS Subsidiary for the benefit of its respective employees or former employees or with respect to which URS or a URS Subsidiary is obligated to contribute on behalf of its employees and current or former directors (collectively, the "Plans"). URS has made available to the Parent true and complete copies of all Plans; all related trust agreements and insurance contracts forming a part of any Plans; the most recent actuarial and trust reports prepared for any such Plan; the most recent Form 5500 filed in respect of each such Plan and all schedules thereto; the most recent determination letter issued in respect of each such Plan; the current summary plan descriptions with respect to such Plans for which such a description has been distributed; and all amendments to any such document.

            (b) Each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) as to the qualification thereof under Section 401(a) of the Code and, to the Knowledge of URS, no amendment has been made to any such Plan since the date of such determination letter that has or would result in the disqualification of such Plan


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
under Section 401(a) of the Code. Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the Knowledge of URS, threatened claims by or on behalf of any of the Plans or by any employee participating therein (other than routine claims for benefits). All contributions required to have been made by URS and the URS Subsidiaries to any Plan pursuant to applicable law (including, without limitation, ERISA and the Code) have been made on a timely basis. Neither URS nor any of the URS Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject URS or any of the URS Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which could be material.

            (c) As of the date hereof, no liability under Title IV of ERISA (other than for the payment of premiums under Section 4007) has been or is expected to be incurred by URS or any URS Subsidiary with respect to any ongoing, frozen or terminated "single employee plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them.

            (d) No Plan is or within the preceding six years has been a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA.

            (e) Except for URS and each URS Subsidiary, no other trade or business, whether or not incorporated, is currently or, within the preceding six years, has been required to be treated as a "single employer" with URS pursuant to clause (b), (c) or (m) of Section 414 of the Code.


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            (f) Neither URS nor any URS Subsidiary has any obligations for retiree health and life benefits under any Plan, except as set forth on Schedule 4.16(f).

            (g) Except as set forth on Schedule 4.16(g) hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of URS or any URS Subsidiary to severance pay, (ii) accelerate the time of payments or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Plan or (iii) result in any breach or violation of, or a default under, any of the Plans.

            4.17 Actions Pending. Except as set forth in Schedule 4.17 hereto, there is no civil, criminal or administrative action, suit, hearing, claim, litigation, proceeding or investigation pending or, to the Knowledge of URS, threatened, against or affecting URS or any URS Subsidiary or the business or any of the assets of URS or any URS Subsidiary, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement, and there is no order, decision, ruling, injunction, judgment, award or decree or consent of or agreements with any Governmental Authority against or affecting URS or any URS Subsidiary or the business or assets of URS or any URS Subsidiary, or which enjoins or prohibits, any action taken or to be taken in connection with this Agreement.

            4.18 Affiliate Transactions. Except as set forth on Schedule 4.18 hereto, there are no existing agreements, understandings or arrangements between URS or any URS Subsidiary, on the one hand, and any Affiliate of URS or any URS Subsidiary, on the other hand.

            4.19 Absence of Certain Changes. Except as set forth on Schedule
4.19 hereto, since August 31, 1997, (a) URS and the URS Subsidiaries have conducted their respective businesses in the ordinary and usual course of


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
their respective businesses, and (b) there has not been any change in the financial condition, assets, owned or leased properties, business or results of operations of URS or any URS Subsidiary that, individually or in the aggregate, has had a Material Adverse Effect and (c) neither URS nor any URS Subsidiary has taken any action of the type described in any clause of Section 6.1.

            4.20 Insurance. Schedule 4.20 hereto lists all material insurance policies maintained by, or for the benefit of, URS or any URS Subsidiary, as an insured. All such insurance policies are in full force and effect, all premiums due thereon have been paid and no notice of termination of any such policy has been received by the insured thereunder.

            4.21 Taxes. Except as set forth on Schedule 4.21 hereto, or as reflected or reserved against in the December 31, 1996 balance sheet included in the Financial Statements, (i) URS and the URS Subsidiaries have (or by the Closing Date will have) duly and timely filed or caused to be filed all Tax Returns that are required to be filed on or before the Closing Date or the time for filing such returns shall have been validly extended to a date after the Closing Date (collectively, the "Returns"), except to the extent that the failure to so file would not individually or in the aggregate have a Material Adverse Effect; (ii) URS and the URS Subsidiaries have paid all Taxes shown or required to be shown on such Returns, and have (or by the Closing Date will have) withheld and remitted to the appropriate Taxing Authority, all Taxes that are required to be withheld on or before the Closing Date, except to the extent that the failure to so pay, withhold or remit would not individually or in the aggregate have a Material Adverse Effect; (iii) no claim in writing by the IRS or any other Taxing Authority for assessment or collection of Taxes, that are or may become payable by URS or the URS Subsidiaries or chargeable as a Lien upon the assets thereof, has been received by URS or any URS Subsidiary; (iv) Federal income tax returns for the taxable years of URS through the taxable year ended 1991


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
have been examined and closed; (v) neither URS nor any URS Subsidiary has granted any extension or waiver of the limitation period applicable to any Returns, which period (after giving effect to such extension or waiver) has not yet expired; (vi) neither URS nor any URS Subsidiary has received any notice in writing of any claim, audit, action, suit, proceeding or investigation now pending against or with respect to URS or any URS Subsidiary in respect of any Tax; (vii) there are no requests for rulings or determinations in respect of any Tax pending between URS or any URS Subsidiary, on the one hand, and any Taxing Authority on the other; (viii) neither URS nor any URS Subsidiary has (A) been a member of an affiliated group, or (B) filed or been included in a combined, consolidated or unitary Return, in each case involving group members other than URS and the URS Subsidiaries; and (ix) neither URS nor any of the URS Subsidiaries has (a) elected to be treated as a "real estate investment trust" for federal income tax purposes for any taxable year ending after December 31, 1993 or (b) acquired, since January 1, 1994, a substantial portion of the assets of an entity whose election to be treated as a "real estate investment trust" has been terminated or revoked. Schedule 4.21 hereto contains a list of states, territories and jurisdictions (whether foreign or domestic) with respect to which any income Tax Return has been filed by URS or any URS Subsidiary within the last three taxable years.

            For purposes of this Agreement: (a) "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by URS or any URS Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profits tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) (a "Taxing Authority"), (b) "Taxes" shall have a correlative meaning and (c) "Tax Returns" shall mean reports, returns,


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
information statements relating to Taxes or other documents filed or maintained or required to be filed or maintained, in connection with any Tax.

            4.22 Environmental Matters. Except as set forth on Schedule 4.22 hereto and in the environmental reports, studies, assessments, sampling results or other written environmental analyses listed therein (the "Environmental Reports"), URS's and each URS Subsidiary's operation and use of its assets and the Real Property are in compliance in all respects with all Environmental Laws, except to the extent that any such noncompliance would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on Schedule
4.22 or in the Environmental Reports listed thereon, URS and the URS Subsidiaries have obtained all environmental, health and safety permits necessary for the operation of the business of URS and the URS Subsidiaries as presently conducted, and all such permits are in full force and effect and URS and each URS Subsidiary are in compliance in all respects with the terms and conditions of each such permit, except, in each case, to the extent that any such failure to obtain or noncompliance would not individually or in the aggregate have a Material Adverse Effect.

            Except as disclosed in Schedule 4.22 or in the Environmental Reports and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no property currently owned or operated by URS or any URS Subsidiary, including the Owned and Leased Properties, has been contaminated in any material respect with any substance regulated under any Environmental Law such that any removal or remedial action is required under Applicable Law; (ii) URS and the URS Subsidiaries are not subject to any material liability for any off-site disposal or contamination; and (iii) there are no other conditions or violations involving URS or any URS Subsidiary (including the presence of asbestos, underground storage tanks, chlorofluorocarbons, Freon and polychlorinated biphenyls) that are likely to result in any material claims,


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
liabilities or costs or any restrictions on the ownership, use or transfer of any Owned or Leased Property in connection with any Environmental Law. Except as disclosed in Schedule 4.22, URS is not in possession of any environmental reports, studies, assessments, sampling results or other written environmental analyses relating to any Owned Property other than the Environmental Reports and a copy of each of these Environmental Reports has been made available to Parent at least five days prior to the date hereof.

            4.23 Brokers, Finders, etc. Except as described on Schedule 4.23, neither URS nor any URS Subsidiary has employed, or is subject to the valid claim of, any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby, who might be entitled to a fee or commission in connection herewith or therewith.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                   OF VORNADO, THE PARENT AND ACQUISITION CO.

            Vornado, the Parent and Acquisition Co., jointly and severally, represent and warrant to URS as follows:

            5.1 Organization and Standing. Vornado is a real estate investment trust duly organized and in good standing under the laws of the State of Maryland and has the power and authority to carry on its business as presently conducted, except where the failure to be so qualified would not have a material adverse effect on its ability to timely perform its obligations hereunder or consummate the transactions contemplated hereby. The Parent is a Delaware corporation duly organized and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as presently conducted, except where the failure to be so qualified would not have a

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
material adverse effect on its ability to timely perform its obligations hereunder or consummate the transactions contemplated hereby. Acquisition Co. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted, except where the failure to be so qualified would not have a material adverse effect on its ability to timely perform its obligations hereunder or consummate the transactions contemplated hereby.

            5.2 Authorization and Binding Obligation. Each of Vornado, the Parent and Acquisition Co. has all necessary corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Vornado, the Parent and Acquisition Co. and the consummation by Vornado, the Parent and Acquisition Co. of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate (or other) action on the part of each of Vornado, the Parent and Acquisition Co. and no other corporate action or other proceedings on the part of Vornado, the Parent or Acquisition Co. is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Vornado, the Parent and Acquisition Co. and constitutes a valid and binding obligation of Vornado, the Parent and Acquisition Co., enforceable against Vornado, the Parent and Acquisition Co. in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity.

            5.3 Consents and Approvals; No Conflicts. Except for applicable requirements of the HSRA and filing and recordation of the Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Vornado, the Parent or Acquisition


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
Co. of the transactions contemplated by this Agreement, except where the failure to make such filing or obtain such permit, authorization, consent or approval, would not have a material adverse effect on such Person's ability to timely perform its obligations hereunder or consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Vornado, the Parent or Acquisition Co. with any of the provisions hereof will (a) result in any violation of any provision of the organizational documents of Vornado, the Parent or Acquisition Co., (b) violate any Applicable Law, or (c) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any material contract, agreement, note, bond, mortgage, indenture, license, lease, franchise, permit, Plan or other instrument or obligation to which Vornado, the Parent or Acquisition Co. is a party, or by which either of them or any of their respective properties is bound, except in the case of clauses (b) and (c) above, where such violation, breach, default or right of termination would not have a material adverse effect on such Person's ability to timely perform its obligations hereunder or to consummate the transactions contemplated hereby.

            5.4 Litigation. There is no claim, litigation, proceeding or investigation pending or, to the best of Vornado's, the Parent's or Acquisition Co.'s knowledge, threatened, which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by Vornado, the Parent or Acquisition Co. in connection with this Agreement or which would have a material adverse effect on such Person's ability to timely perform its respective obligations hereunder or to consummate the transactions contemplated hereby.

            5.5 Finders and Investment Bankers. None of Vornado, the Parent or Acquisition Co. has employed, or is subject to the valid claim of, any broker, finder or other


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
financial intermediary in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby, who might be entitled to a fee or commission in connection herewith or therewith, payable by URS or any URS Subsidiary.

            5.6 Financing. Vornado has available to it pursuant to existing credit facilities sufficient cash on hand to allow it to pay the Merger Consideration, consummate the transactions contemplated hereby and pay related fees and expenses.


                                   ARTICLE VI

                                    COVENANTS

            6.1 Conduct of Business. During the period from the date hereof to the Closing Date, URS covenants and agrees that it will and will cause the URS Subsidiaries to carry on their businesses in the ordinary course of business, in substantially the same manner as heretofore conducted, and will use its reasonable commercial efforts to preserve intact its and the URS Subsidiaries' present business organization, keep available the services of their respective officers and Employees and preserve their relationships with customers and suppliers and others having business dealings with them, to the end that their goodwill and going business shall be maintained following the Closing. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or with the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed, or as set forth on Schedule 6.1 hereto, URS covenants and agrees that it will not, and it will not permit any URS Subsidiary to do, or agree to do, on or after the date hereof, any of the following, on or before the Closing:


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
            (a) amend their respective certificates of incorporation or by-laws or other organizational documents;

            (b) rescind, modify, amend or otherwise change or affect any of the resolutions of the Board recommending adoption of this Agreement and authorization of the Merger;

            (c) issue, sell, transfer, assign, pledge, convey or dispose of any security or equity interest or any security convertible into or exchangeable or exercisable for any security or equity interest, including, without limitation, any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating URS or any URS Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any security or equity interest of URS or any URS Subsidiary or any security convertible into or exchangeable or exercisable for any security or equity interest;

            (d) split, combine or reclassify any shares of any class of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any class of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

            (e) write off any receivables, except in the ordinary course of business consistent with past practice;

            (f) sell, assign, lease or otherwise transfer or dispose of any material assets except in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $250,000, unless the same shall be replaced with assets of equal or greater value and utility;


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
            (g) (i) except in the ordinary course of business consistent with past practice under existing lines of credit, create, incur or assume any liability, including obligations in respect of capital leases, or make or commit to make capital expenditures in excess of $100,000 each or $250,000 in the aggregate, or create, incur, assume, maintain or permit to exist any indebtedness in an aggregate amount greater than $250,000 for URS and the URS Subsidiaries combined; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for assumptions, guarantees or endorsements by URS of the obligations of any URS Subsidiary in the ordinary course of business consistent with past practice; (iii) except as set forth on Schedule 6.1 hereto, make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances in the ordinary course of business consistent with past practice to Employees not to exceed $100,000 in the aggregate and extensions of credit made to customers on a trade receivable basis in the ordinary course of business consistent with past practice; or (iv) create, assume or permit to exist any Lien upon their assets, except for those in existence on the date of this Agreement and except for those additional Liens created in the ordinary course of business consistent with past practice;

            (h) except as set forth on Schedule 6.1(h) hereto (i) increase or modify or agree to increase or modify the compensation, bonuses or other benefits or perquisites of any Employee of URS or any URS Subsidiary, except for salary increases granted in the ordinary course of business consistent with past practice, or (ii) pay or commit to pay any compensation, bonus, pension or other retirement benefit or allowance, fringe benefit or other benefit not required by the terms of an existing Plan, or collective bargaining agreement as in effect on the date hereof or


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
      otherwise in the ordinary course of business consistent with past practice;

            (i) make any new elections, or make any changes to current elections, with respect to Taxes;

            (j) change their auditors, fail to maintain their books and records in accordance with GAAP or materially change their auditing or bookkeeping practices;

            (k) take or fail to take any action that would cause any of its representations and warranties not to be true and correct on the Closing Date in the manner required by Section 7.3(b) hereof;

            (l) cancel or materially amend or modify any agreements or any real or material personal property leases;

            (m) other than in the ordinary course of business, cancel or materially amend or modify any agreements with customers; or

            (n) enter into any new agreements with any customers with a duration of more than one year.

            6.2 Third-Party Consents. URS covenants and agrees that it will and will cause each URS Subsidiary to use reasonable commercial efforts to obtain, prior to Closing, the consents of third parties and Governmental Authorities set forth on Schedule 4.4 hereto.

            6.3 Compliance with GCL; Filings. (a) As soon as practicable and in any event within ten (10) days after the date of this Agreement, URS will prepare and deliver to each stockholder of URS a notice, in accordance with Sections 228(d) and 262(d)(2) of the GCL, regarding (i) the execution of this Agreement, (ii) the Board's approval of this Agreement, (iii) the execution by each URS Stockholder of an action by written consent in lieu of a meeting of


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
stockholders adopting the Merger and (iv) the availability of appraisal rights under Section 262 of the GCL.

            (b) As promptly as practicable, each of URS, the Parent and Acquisition Co. shall properly prepare and file any filings required under any Federal, state, county, local or municipal law relating to the Merger and the transactions contemplated herein (such filings, together with the filings required under the HSRA, are, collectively, the "Filings"). The Parent and Acquisition Co., on the one hand, and URS, on the other, shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the Filings by any governmental official, and each of URS, the Parent and Acquisition Co. will supply the other with copies of all correspondence between it and each of its subsidiaries and representatives, on the one hand, and any appropriate governmental official, on the other hand, with respect to the Filings.

            6.4 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use (and URS shall cause the URS Subsidiaries to use) their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with one another in connection with the foregoing, including using its commercially reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under Applicable Law, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and Filings.


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
            6.5 Acquisition Proposals. None of URS or any of URS's employees, representatives or agents (collectively, the "URS Representatives") shall, directly or indirectly, solicit or initiate inquiries or proposals from or enter into any agreement with respect to, or provide any confidential information to or participate in any discussions or negotiations with, any Persons or group (other than the Parent, Acquisition Co. and their respective subsidiaries and their respective directors, officers, employees, representatives and agents) concerning any sale of assets or shares of URS Common Stock, any assets or shares of capital stock of any URS Subsidiary or any merger, consolidation or similar transaction involving URS or any URS Subsidiary (except, in all cases, for any sale of immaterial assets, in the ordinary course of business consistent with past practices). URS will promptly cease and URS will cause to be terminated by the URS Subsidiaries any existing discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing and will use its reasonable commercial efforts to retrieve and/or cause to be destroyed any and all nonpublic information concerning URS or any URS Subsidiary that has been furnished to third parties in connection therewith.

            6.6 Public Announcements. The Parent and URS will consult with one another before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation without the consent of the Parent and URS, except based on the advice of counsel for URS or the Parent, as the case may be, as required by Applicable Law.

            6.7 Consent of the Parent. The Parent, as the sole shareholder of Acquisition Co., by executing this Agreement hereby consents to the execution, delivery and performance of this Agreement by Acquisition Co. and such consent shall be treated for all purposes as a vote duly


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
adopted at a meeting of the shareholders of Acquisition Co. held for such purpose.

            6.8 Transfer Taxes. (a) The Parent shall be responsible for the payment of, and shall indemnify the URS Stockholders against, all Transfer Taxes arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement.

            (b) As between the URS Stockholders, on the one hand, and the Parent, on the other hand, the party that has the primary responsibility under Applicable Law for filing any Tax return required to be filed in respect of Transfer Taxes shall prepare and timely file such Tax return, provided that such party's preparation of such Tax return shall be subject to the other party's approval, which approval shall not be withheld or delayed unreasonably.

            6.9 Treatment of Books and Records. For a period of three years after the Closing Date, at least 30 days prior to discarding or destroying any books or records relating to the business of URS, the Parent shall give Kelso, as a representative of the URS Stockholders, notice of its intended action and an opportunity for Kelso to retain any of the books or records proposed to be discarded or destroyed by the Parent or URS, as the case may be. Prior to the destruction of any such books or records, Kelso shall have the right, upon reasonable advance request, to have access to such books and records during normal business hours to enable any or all of the URS Stockholders to fulfill their Tax or other ordinary course of business obligations.

            6.10 Indemnification of Officers and Directors. The Parent agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time the Certificate of Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in URS's Certificate of


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
Incorporation and By-Laws as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of URS unless such modification is required by Applicable Law.

            6.11 Access. Upon reasonable notice, and except as may otherwise be required by Applicable Law, URS shall (and shall cause the URS Subsidiaries to) afford the Parent's officers, agents and advisors reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, URS shall (and shall cause the URS Subsidiaries to) furnish to the Parent and its agents and advisors all information concerning its business, properties and personnel as they may reasonably request, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by URS. All such information shall be governed by the terms of the Confidentiality Agreement referred to in Section 11.4.

            6.12 Repayment of Indebtedness. If requested by the Parent prior to the Closing, the Company will repay all indebtedness under each of the MetLife Loan Agreement and the BT Credit Agreement (using funds supplied by the Parent).

            6.13 Post-Closing True-Up. In the event that at any time subsequent to the Closing, URS repays the indebtedness under the MetLife Loan Agreement and the aggregate amount of indebtedness repaid, together with any interest due thereon and the prepayment, redemption or prepayment fees, surcharges, premiums or penalties associated with such repayment are less than the Prepayment Price (as defined in Section 1.1 of the MetLife Loan Agreement) that would be payable at such time were such indebtedness repaid at such time pursuant to the terms of the MetLife Loan Agreement, as


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
in effect on the date hereof (the amount of such difference being referred to herein as the "Prepayment Shortfall"), then Vornado shall promptly pay to Kelso, as a representative of the former holders of URS Common Stock an amount equal to one-half of the Prepayment Shortfall and such payment shall be distributed to the former holders of URS Common Stock and Warrants with an Exercise Price in excess of the Per Share Price ratably in proportion to their respective holdings (calculated on a fully diluted basis).

            6.14 Management Bonus Amount Arrangements. Prior to the Closing, Parent and URS shall make arrangements, reasonably satisfactory to URS, for the payment of the portion of the Management Bonus Amount set forth on Schedule 1.34(b) to each of the applicable individuals and in the applicable amounts specified by URS in writing prior to the Effective Time; it being understood and agreed that URS shall consult with Vornado regarding the selection of such individuals and such amounts. Such arrangements shall include an escrow and shall provide, among other things, that all such payments shall be made to each individual by no later than 90 days after the Effective Time so long as such individual has not voluntarily terminated his employment with URS prior to such 90th day after the Effective Time.


                                   ARTICLE VII

                               CLOSING CONDITIONS

            7.1 Conditions Precedent to the Obligations of All Parties. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

            (a) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSRA shall have expired or been terminated.


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
            (b) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect which would be reasonably likely to (i) make the consummation of the Merger by Vornado, the Parent, Acquisition Co. or URS illegal or (ii) otherwise prevent the consummation of the Merger.

            7.2 Additional Conditions to the Obligation of URS. The obligation of URS to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) The Parent and Acquisition Co. shall each have performed in all material respects each of its respective obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

            (b) The representations and warranties of the Parent and Acquisition Co. contained in this Agreement shall be true and correct in all material respects, in each case when made and, unless such representation or warranty is made as of a specific date (in which case it shall be true and correct in all material respects as of such date), at and as of the Effective Time as if made at and as of such time.

            (c) URS shall have received a certificate, dated the Closing Date, of the President or any Vice President of the Parent to the effect that the conditions specified in paragraphs (a) and (b) of this Section 7.2 have been fulfilled.

            (d) Each of Parent and Acquisition Co. shall have reaffirmed all of URS's obligations under each of the Employment Agreements listed on
      Schedule 4.16 hereto.


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
            (e) URS shall have paid, or cause to be paid, (i) the portion of the Management Bonus Amount set forth on Schedule 1.34(a) hereto to the individuals and in the amounts designated by URS in writing prior to the Effective Time and (ii) a fee of $3,000,000 to Kelso in respect of Kelso's services in connection with the consummation of the transactions provided for hereby.

            (f) URS shall have received the opinion of Sullivan & Cromwell, special counsel to Vornado, the Parent and Acquisition Co., in form and substance reasonably satisfactory to URS, as to the due authorization, execution and delivery of this Agreement by such parties.

            7.3 Conditions Precedent to Obligations of the Parent and Acquisition Co. The obligations of the Parent and Acquisition Co. to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) URS shall have performed in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

            (b) The representations and warranties of URS set forth in this Agreement that are qualified by reference to a Material Adverse Effect shall be true and correct, and all other representations and warranties of URS shall be true and correct, except for failures to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect, as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall have been true and correct in all material respects as of such date).


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            (c) The Parent shall have received a certificate, dated the Closing
      Date, of the Chief Executive Officer of URS, to the effect that the conditions specified in paragraphs (a) and (b) of this Section 7.3 have been fulfilled.

            (d) The Consulting Agreement, dated as of November 30, 1994, between URS and Rutledge & Company, Inc., the Consulting Agreement, dated as of April 6, 1993 between URS and Vero Industries, and the Consulting Agreement, dated as of April 6, 1993, between the Company and Kelso & Company, shall each have been terminated without further obligation to URS or any URS Subsidiary.

            (e) The Waiver Letter, attached hereto as Exhibit 7.3(e) and pursuant to which each of Mr. Hanns Pielenz, UniFridge Holding Corporation and Refrigerated Warehouse Investments Holding Corporation has waived their "property put" rights under each of the Lease Agreements, shall continue to be in full force and effect.

            (f) Vornado, the Parent and the Subsidiary shall each have received the opinion of Debevoise & Plimpton, special counsel to URS, in form and substance reasonably satisfactory to Vornado, as to the due authorization, execution and delivery of this Agreement by URS and the absence of any agreements among the shareholders of URS or with any potential purchasers of URS that conflict with the execution, delivery and performance of this Agreement.


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                                  ARTICLE VIII

                                     CLOSING

            8.1 Time and Place. Subject to the satisfaction or waiver of all applicable conditions in Article VII, the closing of the Merger (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, N.Y. 10022, at 10:00 a.m., local time, on the third business day following the satisfaction of the condition set forth in Section 7.1(a) or on such other date as URS and the Parent may agree.

            8.2 Filings at the Closing; Other Actions. At the Closing, the Parent and URS shall cause the Certificate of Merger to be filed and recorded in accordance with the provisions of Sections 103 and 251 of the GCL, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE IX

                        NON-SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

            All of the representations and warranties contained in this Agreement or any representations and warranties contained in any certificate, document or instrument delivered pursuant to this Agreement shall terminate as of the Closing. The covenants set forth in Sections 3.4, 3.5, 6.6, 6.8, 6.9, 6.10, 6.13 and 6.14 herein shall survive for the respective periods set forth therein.


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
                                    ARTICLE X

                               TERMINATION RIGHTS

            10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a) by mutual consent of the Parent and URS;

            (b) by either the Parent or URS if the Merger shall not have been consummated on or before January 15, 1998; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or before the aforesaid date;

            (c) by the Parent, if URS shall have materially breached any of its covenants herein or if URS shall have made a material misrepresentation and not cured the same within 15 days of notice of such breach or misrepresentation;

            (d) by URS, if either the Parent or Acquisition Co. shall have materially breached any of its covenants herein or if either the Parent or Acquisition Co. shall have made a material misrepresentation herein and not cured the same within 15 days of notice of such breach or misrepresentation; or

            (e) by either the Parent or URS, if any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable.


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
            10.2 Procedure and Effect of Termination. In the event of termination and abandonment of the Merger by the Parent or URS pursuant to
Section 10.1 hereof, notice thereof shall forthwith be given to URS or the Parent, respectively, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. Vornado and Acquisition Co. each agrees that any termination by the Parent or URS, respectively, shall be conclusively binding upon it, whether given expressly on its behalf or not. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement except that any termination shall be without prejudice to the rights of any party hereto arising out of a breach by any other party of any covenant or agreement contained in this Agreement, and except that the provisions of Sections 6.6, 11.4 and 11.5 hereof shall survive such termination.

                                   ARTICLE XI

                                OTHER PROVISIONS

            11.1 Amendment and Modification. Subject to Applicable Law, this Agreement may be amended, modified or supplemented only by mutual written agreement of the parties hereto.

            11.2 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party to this Agreement without the prior written consent of the other parties hereto. Any purported assignment made in contravention of the previous sentence shall be null and void.


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
            11.3 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns, except for the rights set forth in Sections 3.1, 6.9, 6.10, 6.13 and 6.14 hereof.

            11.4 Entire Agreement. This Agreement and the Confidentiality Agreement, dated as of July 28, 1997, between URS and Vornado and the exhibits and schedules hereto and thereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought. Acquisition Co. hereby agrees that any consent or waiver of compliance given by the Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not. No party is making any representation or warranty whatsoever, express or implied, except the representations and warranties contained in this Agreement and each party acknowledges and agrees that it has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth herein.

            11.5 Expenses. Except as otherwise provided in this Agreement, each of the Parent and Acquisition Co., on the one hand, and URS, on the other hand, shall be responsible for the payment of their respective expenses, including legal and accounting fees, in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby.

            11.6 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.


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
            11.7 Choice of Law. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws, except insofar as the laws of the state of Delaware are mandatorily applicable to the Merger, and the state and federal courts of New York shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

            11.8 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

            (a) If to Vornado, the Parent or Acquisition Co., to it at:

                  Vornado Realty Trust
                  Park 80 West, Plaza II
                  Saddle Brook, NJ  07663
                  Telecopy #:  (201) 291-1093

                  Attention:  Mr. Michael D. Fascitelli

                  with copies to:

                  Sullivan & Cromwell
                  1701 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20006
                  Telecopy #:  (202) 293-6330

                  Attention:  Janet T. Geldzahler, Esq.


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
            (b)   If to URS, to it at:

                  URS Logistics, Inc.
                  One Concourse Parkway
                  Suite 450
                  Atlanta, Georgia  30328
                  Telecopy #:  (770) 280-3985

                  Attention:  Mr. Fred Beilstein

                  with copies to:

                  Kelso & Company
                  320 Park Avenue
                  24th Floor
                  New York, NY  10022
                  Telecopy #:  (212) 223-2379

                  Attention:  James J. Connors, II, Esq.

                  and:

                  Arnall Golden & Gregory, LLP
                  2800 One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia  30355
                  Telecopy #:  (404) 873-8701

                  Attention: Jonathan Golden, Esq.


or to such other Person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which


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
such fax was sent, provided that a copy is also sent by certified or registered mail.

            11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


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
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              VORNADO REALTY TRUST


                              By:   /s/ Michael D. Fascitelli
                                    ________________________
                                    Name:
                                    Title:


                              ATLANTA PARENT, INC.


                              By:   /s/ Michael D. Fascitelli
                                    ________________________
                                    Name:
                                    Title:


                              ATLANTA STORAGE ACQUISITION CO.


                              By:   /s/ Michael D. Fascitelli
                                    __________________________
                                    Name:
                                    Title:


                              URS LOGISTICS, INC.


                              By:   /s/ Daniel F. McNamara
                                    __________________________
                                    Name: Daniel F. McNamara
                                    Title: President and
                                           Chief Executive Officer


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